                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                      VANGUARD PENNSYLVANIA TAX-FREE FUND
                          INSURED LONG-TERM PORTFOLIO


1. AVERAGE ANNUAL TOTAL RETURN (As of November 30, 1996)


   P (1 + T)(n) = ERV

Where:             P =  a hypothetical initial payment of $1,000
                   T =  average annual total return
                   N =  number of years
                 ERV =  ending redeemable value at the end of the period

EXAMPLE:


One Year
                   P =  $1,000
                   T =  +5.77%
                   N =  1
                 ERV =  $1,057.66
Five Year
                   P =  $1,000
                   T =  +8.16%
                   N =  5
                 ERV =  $1,480.52
10 Year
                   P =  $1,000
                   T =  +7.79%*
                   N =  10
                 ERV =  $2,116.40



2. YIELD (30 Days Ended November 30, 1996)



            a - b
            ------
Yield = 2 [ (      + 1)(6) - 1]
            c X d
   Where:          a =  dividends and interest paid during the period
                   b =  expense dollars during the period (net of reimbursements)
                   c =  the average daily number of shares outstanding during the period
                   d =  the maximum offering price per share on the last day of the period
   Example         a =  $6,876,255.21
                   b =  $234,121.41
                   c =  146,072,817.4341
                   d =  $11.25
               Yield =  4.90%

                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                      VANGUARD PENNSYLVANIA TAX-FREE FUND
                             MONEY MARKET PORTFOLIO


1. AVERAGE ANNUAL TOTAL RETURN (As of November 30, 1996)


   P (1 + T)(n) = ERV

Where:             P =  a hypothetical initial payment of $1,000
                   T =  average annual total return
                   N =  number of years
                 ERV =  ending redeemable value at the end of the period

EXAMPLE:


One Year
                   P =  $1,000
                   T =  +3.36%
                   N =  1
                 ERV =  $1,033.59
Five Year
                   P =  $1,000
                   T =  +2.99%
                   N =  1
                 ERV =  $1,158.88
Since Inception
                   P =  $1,000
                   T =  +4.05%*
                   N =  *
                 ERV =  $1,399.84*


---------------
* Since Inception on June 13, 1988